Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

November 26, 2012

Plum Creek Timberlands, L.P.

Plum Creek Timber Company, Inc.

999 Third Avenue, Suite 4300

Seattle, Washington 98104

Re:	Plum Creek Timberlands, L.P. and Plum Creek Timber
Company, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Partnership”), and Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), in connection with the public offering of $325,000,000 aggregate principal amount of the Partnership’s 3.25% Notes due 2023 (the “Debt Securities”), guaranteed by the Company (the “Guarantee” and, together with the Debt Securities, the “Securities”), issuable pursuant to an indenture dated November 14, 2005 (the “Indenture”), among the Partnership, the Company and U.S. Bank National Association, as Trustee (the “Trustee”). The Partnership and the Company entered into a Purchase Agreement, dated November 14, 2012 (the “Purchase Agreement”), with Goldman, Sachs & Co., J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Partnership and the Company to the Underwriters of the Securities.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied on the following:

(i)	the registration statement on Form S-3 (File Nos. 333-178443 and 333-178443-01) of the Company and the Partnership, respectively, relating to the Securities and other securities of the Partnership and the Company filed with the Securities and Exchange Commission (the

Plum Creek Timberlands, L.P.

Plum Creek Timber Company, Inc.

November 26, 2012

“Commission”) on December 12, 2011 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (such registration statement, being hereinafter referred to as the “Registration Statement”);

(ii)	an executed copy of the global certificate evidencing the Securities (the “Note Certificate”);

(iii)	an executed copy of the Indenture;

(iv)	an executed copy of the certificate of David W. Lambert, Senior Vice President and Chief Financial Officer of the Company, dated the date hereof, setting forth the terms of the Securities issued under the Indenture;

(v)	an executed copy of the Purchase Agreement;

(vi)	a copy of the Agreement of Limited Partnership of the Partnership, as certified by José Quintana, Assistant Secretary of the Company;

(vii)	a copy of the Certificate of Limited Partnership of the Partnership, as certified by the Secretary of State of the State of Delaware;

(viii)	a copy of the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware;

(ix)	a copy of the Amended and Restated By-laws of the Company, as certified by José Quintana, Assistant Secretary of the Company; and

(x)	copies of certain resolutions of the Board of Directors of the Company, adopted on November 1, 2011 and August 7, 2012, as certified by José Quintana, Assistant Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Partnership and the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Partnership, the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the

Plum Creek Timberlands, L.P.

Plum Creek Timber Company, Inc.

November 26, 2012

authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Partnership, the Company and others and of public officials.

Our opinions set forth herein are limited to the Delaware partnership law, the Delaware corporate law and the laws of the State of New York that, in our experience, are applicable to transactions of the type covered by the Purchase Agreement, the Indenture and the Securities and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein which laws are subject to change with possible retroactive effect.

The Indenture and the Note Certificate are referred to herein collectively as the “Transaction Agreements.” “Organizational Documents” means those documents listed in paragraphs (vi) through (ix) above.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Debt Securities have been duly authorized and executed by the Partnership, and when duly authenticated by the Trustee and issued and delivered by the Partnership against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, the Debt Securities will constitute valid and binding obligations of the Partnership entitled to the benefits of the Indenture and enforceable against the Partnership in accordance with their terms.

2. The Guarantee has been duly authorized and executed by the Company and when the Debt Securities are issued and delivered by the Partnership against payment therefor in accordance with the terms of the Purchase Agreement and the Indenture, the Guarantee will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Plum Creek Timberlands, L.P.

Plum Creek Timber Company, Inc.

November 26, 2012

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a)	the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)	except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements;

(c)	except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)	we do not express any opinion with respect to the enforceability of any rights to indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations; and

(e)	to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any agreement or instrument, the opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be subject to, in each case, the exceptions and limitations in such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

In addition, in rendering the foregoing opinions, we have assumed that neither the execution and delivery by the Partnership and the Company of the Transaction Agreements to which it is a party nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities: (i) conflicts with or will conflict with the Organizational Documents, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Partnership or the Company or any of their respective properties is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Partnership or the Company or any of their respective properties is subject, (iv) violates or will violate any law, rule or regulation to which the Partnership or the Company or any of their respective properties is subject or (v) requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Plum Creek Timberlands, L.P.

Plum Creek Timber Company, Inc.

November 26, 2012

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP